UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008

TEPPCO Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	76-0291058 (I.R.S. Employer Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 29, 2008, TEPPCO Partners, L.P. (the “Partnership”) and its wholly owned subsidiary TEPPCO Marine Services, LLC (“Marine Services”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Horizon Maritime, L.L.C., a Louisiana limited liability company (the “Seller”), Mr. Arlen B. Cenac, Jr., Mr. Steven G. Proehl, Mr. John P. Binion, Mr. Richard M. Seale and CHO, LLC, a Louisiana limited liability company (collectively with the Seller, the “Seller Parties”). Pursuant to the Purchase Agreement, Marine Services acquired from the Seller certain marine transportation assets, including seven push boats, 17 barges, two vessels under construction and certain related commercial and other agreements or the economic benefits associated therewith (the “Marine Assets”). As consideration for the Marine Assets, Marine Services will pay approximately $87 million in cash, with $80,250,000 paid at closing, and $6,750,000 to be paid upon completion of the vessels under construction in accordance with the terms of the Purchase Agreement. Based on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2008, Mr. Arlen B. Cenac, Jr. is the beneficial owner of approximately 5.12% of the Partnership’s outstanding units representing limited partner interests (“Limited Partner Units”) as of such date. As disclosed in the Partnership’s Form 8-K filed on February 7, 2008 with the Securities and Exchange Commission, the Partnership issued Limited Partner Units to Mr. Cenac in connection with Marine Services’ prior marine transportation business acquisition from Mr. Cenac and Cenac Towing Co., Inc. (“Cenac Towing”) and Cenac Offshore, L.L.C. (“Cenac Offshore”), which are companies owned solely by Mr. Cenac.
     The Purchase Agreement prohibits the Seller Parties from competing with the acquired business for two years (one year in the case of Mr. Proehl) or from soliciting employees and service providers of Marine Services and its affiliates for four years. The Purchase Agreement contains other customary representations, warranties, covenants and indemnification provisions.
     Certain of the commercial and other agreements constituting part of the Marine Assets require consents of third parties to assign the agreements to Marine Services, which Marine Services and the Seller began seeking promptly after the closing of the acquisition. Under the Purchase Agreement, Marine Services is entitled to the Seller’s economic benefit of these unassigned agreements, and the Seller must continue to use reasonable efforts to obtain these consents. The Marine Assets will be operated under the Transitional Operating Agreement with Mr. Cenac, Cenac Towing and Cenac Offshore described in the Partnership’s Form 8-K filed with the Securities and Exchange Commission on February 7, 2008.
     This report contains only a summary of certain provisions of the Purchase Agreement. The summary does not purport to be complete and is qualified by reference to the Purchase Agreement, which is filed as an exhibit hereto. The Purchase Agreement contains representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and such agreement should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or any other person. The representations and other provisions of such agreement speak only as of the date(s) specified therein.

Item 9.01.	Financial Statements and Exhibits.
     Exhibit 10 is filed herewith. Exhibit 99 is “furnished” and not “filed” herewith for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information therein.
(d)	Exhibits.

Exhibit
Number	Description

10	Asset Purchase Agreement, dated February 29, 2008, by and among TEPPCO Marine Services, LLC, Horizon Maritime, L.L.C., Mr. Arlen B. Cenac, Jr., Mr. Steven G. Proehl, Mr. John P. Binion, Mr. Richard M. Seale and CHO, LLC.*

99	Press release of TEPPCO Partners, L.P. dated March 3, 2008.

*	The Partnership undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)

By: Texas Eastern Products Pipeline Company, LLC General Partner

Date: March 6, 2008	/s/ William G. Manias

William G. Manias
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10
Asset Purchase Agreement, dated February 29, 2008, by and among TEPPCO Marine Services, LLC, Horizon Maritime, L.L.C., Mr. Arlen B. Cenac, Jr., Mr. Steven G. Proehl, Mr. John P. Binion, Mr. Richard M. Seale and CHO, LLC.*

99	Press release of TEPPCO Partners, L.P. dated March 3, 2008.

*	The Partnership undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.